Exhibit (10)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our reports dated April 27, 2007 and April 20, 2007, relating to the financial statements of TIAA-CREF Life Separate Account VA-1 and TIAA-CREF Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2007